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                                  EXHIBIT 5
                  INDIVIDUAL VARIABLE ANNUITY ENROLLMENT FORM
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                   Application for Individual Variable Annuity
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             American United Life Insurance Company(r) Member NASD.
                 P.O. Box 368, Indianapolis, Indiana 46206-0368
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1. a. TYPE OF PLAN (choose one):
     [ ] Non-qualified   [ ] IRA       [ ] SEP-IRA      [ ] Roth IRA    [ ] 403(b) TDA   [ ]  HR-10
     [ ] SIMPLE IRA      [ ] Retirement Plan: Pension, Profit Sharing or 401(k)   [ ] Other:
   b. If qualified plan, indicate tax year for initial premium:

2.   PRODUCT AND PREMIUM PAYMENT OPTIONS
      Select the annuity and premium payment option you are applying for:
      [ ] One Year Flexible Premium Deferred Variable Annuity (SPVA)

          Initial Premium $__________  ($5,000 minimum)  Check if: [ ]  Direct Rollover [ ]  Rollover  [ ] ss 1035 Exchange

      [ ] Flexible Premium Deferred Variable Annuity (FPVA)

          Planned Premium $__________  ($50 minimum; $300 minimum total annual premium for first 3 years)
          to be billed:  [ ]  Annually   [ ] Monthly list bill (3 life minimum)
                         [ ] Automatic Premium Payment (APP)  Annuitant/Payee's Account #________________
                                                              Account Type:   [ ] Checking    [ ] Savings
 Please attach a blank voided check from this account for verification of account information

          Additional Premium at Issue $________   Check if:  [ ] Direct Rollover  [ ]  Rollover [ ] ss 1035 Exchange


3.  ANNUITANT/OWNER:
          Last     First     Middle                       Address:
          ____________________________________            ____________________________________
     Date of Birth:

     SS#: _________________________     Sex: [ ] Male   [ ] Female  Telephone Number: (        )

4. OWNER (if other than annuitant)
     [ ]         Last Name          First         Middle     Address:
          _______________________________________________    ___________________________________

     Date of Birth: ________________

     SS#:_________________________     Sex: [ ] Male   [ ] Female  Telephone Number: (        )


     [ ]  OTHER:________________________________________     Tax ID #:__________________
                                   Name                    Relationship to Annuitant

     [ ]________________________________________________   Custodian under   UGMA, UTMA      Telephone Number: (       )

                                   Name                                           Circle One

5. Is any proposed Owner or Annuitant/Owner an associated person of another NASD member? [ ] Yes [ ] No Proposed Owner or Owner/Annuitant's Profession (if retired, list profession prior to retirement):

      Employer Name:
      Employer Address:
                                 Employer Name           Street Address            City       State         Zip Code

6.  SUITABILITY INFORMATION
     Investment Objective  [ ]    Capital Preservation     [ ] Income      [ ]  Total Return     [ ]  Capital Appreciation

        (Select One)     (Conservative)          (Moderate)            (Moderate)           (Aggressive)

         Investment Experience:  Number of Years:_______     Annual Income (Salary)  $____________

         Stocks: $____________      Other Income:  $________________

         Bonds: $_____________      Total Household Income   $______________

         Mutual Funds: $_____________      Net Worth: $______________

         Other: $______________    Liquid Net Worth:  $______________

         Approximate Tax Bracket: ___________% Filing Status: [ ] Single [ ] Married [ ] Head of Household  Number of Dependents____


7.  BENEFICIARY
                                        Date of Birth (mo/day/year)  SS #             Relationship        Address
First:_____________________________     ____________________         ______________   _____________       _____________________

Second, if no first beneficiary is living:

      any lawful children of the [ ] proposed annuitant [ ] owner (choose one), share and share alike.

      If any second beneficiary is not living a the time a death benefit is payable, the living children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.

 [ ]  ------------------------------    ---------------------    --------------   -------------   ---------------------

8. Does any proposed annuitant have any intention of replacing or changing any insurance or annuity in this or any other company by this annuity?
     [ ] Yes     [ ] No

9. Indicate the INVESTMENT ACCOUNT ALLOCATIONS for the PREMIUM PAYMENT(S) in increments of 5%. Premiums will be applied to the AUL American Money Market Account if allocation is not specified or does not total 100%.

     _____% AUL Fixed Interest Account  _____% American Century                  _____% Fidelity (VIP) High Income
     _____% AUL American Bond           _____% VP Capital Appreciation           _____% Fidelity (VIP II) Index 500
     _____% AUL American Equity         _____% American Century VP International _____% Fidelity (VIP) Overseas
     _____% AUL American Managed        _____% Calvert Social Mid Cap Growth     _____% PBHG Growth II (ISF)
     _____% AUL American Money Market   _____% Fidelity (VIP II) Asset Manager   _____% PBHG Technology &
     _____% AUL American Tactical       _____% Fidelity (VIP II) Contrafund               Communication (ISF)
             Asset Allocation           _____% Fidelity (VIP) Equity Income      _____% T.Rowe Price Equity Income
     _____% Alger American Growth       _____% Fidelity (VIP) Growth              100 %        TOTAL


10. HOME OFFICE ENDORSEMENT (Not applicable in NJ, PA or WV):



IVA-98                                                        7-13285C rev. 4/98
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FRAUD WARNING (Not applicable to residents of AZ, ND, OR, TX, VA or WA)

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

COLORADO FRAUD WARNING
It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

FLORIDA FRAUD WARNING
Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

KENTUCKY FRAUD WARNING
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NEW JERSEY FRAUD WARNING
Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

PENNSYLVANIA FRAUD WARNING
Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.


TAXPAYER IDENTIFICATION NUMBER CERTIFICATION
Under penalties of perjury, I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)
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I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief.

It is agreed that:

(a) any annuity issued will be based on the statements and answers given in this application and any amendments to it; (b) no agent has the authority to make or alter any contract for the company; (c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application. (d) no contract shall take effect unless and until this application is approved by the company at its home office; (e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9; (f) all benefits, payments, and values under this contract which are based on the investment experience of a separate account are variable and not guaranteed as to fixed dollar amount.

The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.


Signed at:____________________ on ____________   _______________________________
          City and State          Date           Signature of Proposed Annuitant


   Signature of Owner if not Proposed Annuitant (include title, if applicable)

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? [ ] Yes [ ] No

-----------    ------------------------  --------------------------   ----------
Agent's Code   Signature of Registered   Signature of other            Agent's
               Representative/Agent      Registered Representative/    Code
                                         Agent(s) if split case

                                                                       ---------
                                                                      Percentage
                                                                         Credit

FLORIDA ONLY: __________________   _____________________________________________
              Florida License No.  FL Licensed Resident Agent (Name Printed)


                                   _____________________________________________
                                   FL Licensed Resident Agent (Signature)

Field Office Principal/Broker-Dealer Approval    on (date)

_________________________________                _______________________________

Accepted by American United Life Insurance Company (R)
at the Home Office by ____________________________  on    ____________
                      NASD Principal                      Date

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Registered Representative/Agent/Home Office Use Only:





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IVA-98                                                        7-13285C rev. 4/98

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                                     RECEIPT


Received from _______________________________________ the sum of $______________
dollars in connection with an application for a variable annuity from American United Life Insurance Company(r) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for their review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested a specified in the current prospectus describing AUL's variable annuity.

Name of Agent (please print)           Signature of Agent

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